BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                   Exhibit 11

   COMPUTATION OF EARNINGS PER SHARE

                                            For The Three      For the Nine
                                            Months Ended       Months Ended
                                            September 30,     September 30,

                                           1995      1994     1995     1994

                                            (In thousands except per share
                                                         data)
    Net earnings per common and common
      equivalent share:

      Weighted average number of shares
       of Common Stock, Class A Common
       Stock and Class B Common Stock
       outstanding                         25,043    26,556   25,591   26,800

      Additional shares assuming
       exercise of dilutive stock
       options - based on treasury
       stock method using average
       market price                           120       109      120      110
                                           ------    ------   ------   ------

    AVERAGE NUMBER OF COMMON AND COMMON
      EQUIVALENT SHARES                    25,163    26,665   25,711   26,910
                                           ======    ======   ======   ======

    Net earnings                          $27,050   $29,352  $71,539  $66,428
                                           ======    ======   ======   ======

    Net earnings per common and common
     equivalent share                       $1.07     $1.11    $2.78    $2.47
                                           ======    ======   ======   ======
    Net earnings per common share
     assuming full dilution:

      Weighted average shares
       outstanding                         25,043    26,556   25,591   26,800

      Additional shares assuming
       exercise of dilutive stock
       options-based on the treasury
       stock method using the month-end
       price if higher than the average
       market price                           120       109      120      110
                                           ------     -----   ------   ------


    FULLY-DILUTED AVERAGE NUMBER OF
      COMMON AND COMMON EQUIVALENT
      SHARES                               25,163    26,665   25,711   26,910
                                           ======    ======   ======   ======

    Net earnings                          $27,050   $29,352  $71,539  $66,428
                                           ======    ======   ======   ======

    Net earnings per common and common
     equivalent share                       $1.07     $1.11    $2.78    $2.47
                                           ======    ======   ======   ======